                                                                    EXHIBIT 10.6
                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT, dated and effective as of July 1, 1997, is made and entered into by and between AmeriCredit Corp., a Texas corporation, having an office at 200 Bailey Avenue, Fort Worth, Texas 76107 (hereinafter referred to as "Employer"), each subsidiary corporation of Employer whether executing this Agreement or not (each, a "Subsidiary"), and Chris A. Choate (hereinafter referred to as "Employee").

        WHEREAS, Employer desires that the Employee continue as an employee of Employer and Subsidiary to provide the necessary leadership and management skills that are important to the success of Employer and Subsidiary. Employer believes that retaining the Employee's services as an employee of Employer and Subsidiary and the benefits of his business experience are of material importance to Employer and Subsidiary.

        NOW, THEREFORE, in consideration of Employee's employment by Employer and the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intend by this Agreement to specify the terms and conditions of Employee's employment relationship with Employer and Subsidiary and the post-employment obligations of Employee.

1.      General Duties of Employer and Employee:

        1.1. Employer agrees to employ Employee and Employee agrees to accept employment by Employer and to serve Employer and Subsidiary in the following capacity, upon the terms and conditions set forth herein:

              Senior Vice President, General Counsel and Secretary

The duties and responsibilities of Employee shall include such duties as may from time-to-time be assigned to Employee by the Board of Directors of Employer or Subsidiary, any duly authorized committees thereof or an authorized officer of Employer or Subsidiary. The executive capacity that Employee shall hold during the term hereof shall be that position as determined by the Board of Directors of Employer or Subsidiary or any duly authorized committees thereof from time-to-time in their sole discretion. While employed hereunder, the initial position that Employee shall hold (until such time as such position may be changed as aforesaid) shall be the position set forth above in this Section 1.1.

        1.2. While employed hereunder, Employee shall obey the lawful directions of the Board of Directors of Employer or Subsidiary, any duly authorized committees thereof or any authorized officers of Employer or Subsidiary and shall use his best efforts to promote the interests of Employer and Subsidiary and to maintain and to promote the reputation thereof. While employed hereunder, Employee shall devote his time, efforts, skills and attention to the affairs of Employer and Subsidiary in order that he shall faithfully perform his duties and obligations hereunder and such as may be assigned to or vested in him by the Board of Directors of Employer or Subsidiary, any duly authorized committees thereof or any duly authorized officer of Employer or Subsidiary.

        1.3. During the term of this Agreement, Employee may from time to time engage in any businesses or activities that do not compete directly and materially with Employer or Subsidiary and any of their subsidiaries, provided that such businesses or activities do not materially interfere with his performance of the duties assigned to him in compliance with this Agreement by the Board of Directors of Employer or Subsidiary, any duly authorized committees thereof or any authorized officer of Employer or Subsidiary. In any event, Employee is permitted to (i)

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invest his personal assets as a passive investor in such form or manner as will not contravene the best interests of Employer or Subsidiary, (ii) participate in various charitable efforts, or (iii) serve as a director or officer of any other entity or organization when such position has previously been approved by the Board of Directors of Employer or Subsidiary.

2.      Compensation and Benefits:

        2.1. As compensation for services to Employer and Subsidiary, Employer shall pay to Employee during the term of this Agreement a salary at an annual rate to be fixed from time to time by the Board of Directors of Employer or any duly authorized committee thereof, which annual rate shall initially be $145,000 on a per annum basis. The salary shall be payable in equal biweekly installments, subject only to such payroll and withholding deductions as may be required by law and other deductions applied generally to employees of Employer for insurance and other employee benefit plans. The Board of Directors of Employer, or any authorized committee or officer of Employer, shall review Employee's overall annual compensation at least annually, with a view to ascertaining the adequacy thereof and such compensation may be increased (but not decreased) by the Board of Directors of Employer from time to time by an amount that in the opinion of the Board of Directors of Employer is justified by Employee's performance.

        2.2. Upon Employee furnishing to Employer customary and reasonable documentary support (such as receipts or paid bills) evidencing costs and expenses incurred by him in the performance of his services and duties hereunder (including, without limitation, travel and entertainment expenses) and containing sufficient information to establish the amount, date, place and essential character of the expenditure, Employee shall be reimbursed for such costs and expenses in accordance with Employer's normal expense reimbursement policy. Employee shall be entitled to participate in all group life, health and medical insurance plans, stock option plans and other stock programs and compensation plans and such other benefits, plans or programs as may be from time to time specifically adopted and approved by Employer for employees generally.

        2.3 Employee shall be entitled to such vacation, holiday, and (subject to the provisions of Section 6.3 hereof) other paid or unpaid leave of absence as is consistent with Employer's normal policies or as otherwise approved by the Board of Directors of Employer.

        2.4 As long as this Agreement in is effect, Employer agrees to provide and maintain life insurance coverage on the life of Employee in the face amount of $300,000, with proceeds thereunder payable to such beneficiaries as Employee may designate, and Employer agrees to pay all premiums on such policy. Coverage shall continue throughout the employment term hereof. Such coverage may consist of term, group term, whole life or any other form of coverage selected by Employer in its sole discretion and may be with such insurers as Employer may select.

3.      Preservation of Business; Fiduciary Responsibility:

        Employee shall use his best efforts to preserve the business and organization of Employer and Subsidiary, to keep available to Employer and Subsidiary the services of present employees and to preserve the business relations of Employer and Subsidiary with dealers, retailers, suppliers, distributors, customers and others. Employee shall not commit any act, or in any way assist others to commit any act, that would injure Employer or Subsidiary. So long as Employee is employed by Employer or Subsidiary, Employee shall observe and fulfill proper standards of fiduciary responsibility attendant upon his service and office.

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4.      Employee's Obligation to Refrain From Using or Disclosing Information:

        4.1. As part of Employee's fiduciary duties to Employer and Subsidiary, Employee agrees, both during the term of this Agreement and thereafter, to protect, preserve the confidentiality of and safeguard Employer's and Subsidiary's secret or confidential information, knowledge, ideas, concepts, improvements, discoveries and inventions, and, except as may be expressly required by Employer, Employee shall not, either during his employment by Employer or Subsidiary or thereafter, directly or indirectly, use for his own benefit or for the benefit of another, or disclose to another, any of such information, ideas, concepts, improvements, discoveries or inventions.

        4.2. Upon termination of his employment with Employer and Subsidiary, or at any other time upon request, Employee shall immediately deliver to Employer all documents embodying any of Employer's or Subsidiary's secret or confidential information, ideas, concepts, improvements, discoveries and inventions.

5.      Initial Term; Extensions of the Term:

        5.1. The term of this Agreement shall commence on the effective date hereof and shall end on the third anniversary of the effective date.

        5.2. The term of this Agreement shall automatically be extended for additional one-year periods commencing on the anniversary date hereof and on each anniversary thereafter, unless either Employee or Employer gives written notice to the other on or before any March 1 of his or its intention not to extend this Agreement. Notwithstanding anything to the contrary contained herein, it is the intention of the parties hereto that, unless and until such notice of non-extension is provided by either Employer or Employee as provided in the immediately preceding sentence (or unless this Agreement is terminated pursuant to the terms hereof), as of each anniversary date hereafter the term of this Agreement shall be extended for one year so as to provide for a prospective three-year employment term as of each such date.

6. Termination other than by Expiration of the Term: Employer or Employee may terminate Employee's employment under this Agreement at any time, but only on the following terms:

        6.1. Employee may terminate his employment under this Agreement at any time upon at least ninety (90) days' prior written notice to Employer.

        6.2. Employer may terminate Employee's employment under this Agreement at any time, without prior notice, for "due cause" upon the good faith determination by the Board of Directors of Employer or Subsidiary that "due cause" exists for the termination of the employment relationship. As used herein, the term "due cause" shall mean any of the following events:

        (i) any intentional misapplication by Employee of Employer's or Subsidiary's funds, or any other act of dishonesty injurious to Employer or Subsidiary committed by Employee; or

        (ii)  Employee's conviction of a crime involving moral turpitude; or

        (iii) Employee's use or possession of any controlled substance or abuse of alcoholic beverages; or

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        (iv)  Employee's breach, non-performance or non-observance of any of the terms of this Agreement if such breach, non-performance or non-observance shall continue beyond a period of ten (10) days immediately after notice thereof by Employer to Employee; or

        (v) any other action by the Employee involving willful and deliberate malfeasance or gross negligence in the performance of Employee's duties.

        6.3. In the event Employee is incapacitated by accident, sickness or otherwise so as to render Employee mentally or physically incapable of performing the services required under Section 1 of this Agreement for a period of one hundred eighty (180) consecutive days, and such incapacity is confirmed by the written opinion of two (2) practicing medical doctors licensed by and in good standing in the state in which they maintain offices for the practice of medicine, upon the expiration of such period or at any time reasonably thereafter, or in the event of Employee's death, Employer may terminate Employee's employment under this Agreement upon giving Employee or his legal representative written notice at least thirty (30) day's prior to the termination date. Employee agrees, after written notice by the Board of Directors of Employer or Subsidiary, a duly authorized committee thereof or any officer of Employer or Subsidiary, to submit to examinations by such practicing medical doctors selected by the Board of Directors of Employer or Subsidiary, a duly authorized committee thereof or any officer of Employer or Subsidiary.

        6.4. Employer may terminate Employee's employment under this Agreement at any time for any reason whatsoever, even without "due cause," by giving a written notice of termination to Employee, in which case the employment relationship shall terminate immediately upon the giving of such notice.

7.      Effect of Termination:

        7.1. In the event the employment relationship is terminated (a) by Employee's refusal to continue his employment under the terms and conditions of this Agreement, or (b) by Employer for "due cause" pursuant to Section 6.2 hereof, all compensation and benefits shall cease as of the date of termination, other than: (i) those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by Employer or Subsidiary for Employee that are earned and vested by the date of termination, and (ii) Employee's pro rata annual salary through the date of termination. Employee's right to exercise stock options and Employee's rights in other stock plans, if any, shall remain governed by the terms and conditions of the appropriate stock plan.

        7.2. If Employee's employment relationship is terminated pursuant to
Section 6.3 hereof due to Employee's incapacity or death, Employee (or, in the event of Employee's death, Employee's legal representative) will be entitled to those benefits that are provided by retirement and benefits plans and programs specifically adopted and approved by Employer or Subsidiary for Employee that are earned and vested at the date of termination and, even though no longer employed by Employer or Subsidiary, shall continue to receive the salary compensation (payable in the manner as prescribed in the second sentence of Section 2.1) for six (6) months following the date of termination. Employee (or, in the event of Employee's death, Employee's legal representative) shall not, however, be entitled to any bonuses not yet paid at the date of the termination of employment. Employee's right to exercise stock options and Employee's rights in other stock plans, if any, shall remain governed by the terms and conditions of the appropriate stock plans.

        7.3. If Employer (i) terminates the employment of Employee other than pursuant to Section 6.2 hereof for "due cause" or other than for a disability or death pursuant to Section 6.3 hereof or (ii) decreases Employee's salary below its then current level, as such salary level may have been increased from time to time above the initial level specified in
Section 2.1,or reduces the employee benefits and perquisites below the levels provided for by the terms of Section 2 hereof, other than as a result of any amendment or termination of any employee and/or executive benefit plan or arrangement, which amendment or termination is applicable to all employees of Employer or Subsidiary, then such action by Employer, unless consented to in writing by Employee, shall be deemed to be a constructive termination by Employer of Employee's employment (a "Constructive Termination"). In the event of a Constructive Termination, the Employee shall be entitled to receive, in a lump sum within 30 days after the date of the Constructive Termination, an amount equal to one year's salary (undiscounted) in effect immediately prior to the event giving rise to the Constructive Termination. For purposes of this
Section 7.3, the term "salary" shall mean the annual rate of compensation, excluding any bonuses, provided to Employee under Section 2.1 hereof immediately prior to the event giving rise to the Constructive Termination. In the event of such Constructive Termination, all other rights and benefits Employee may have under the employee benefit plans and arrangements of Employer generally shall be determined in accordance with the terms and conditions of such plans and arrangements.

8.      Employee's Non-Competition Obligation:

        8.1. Employee acknowledges and agrees that he serves in a special capacity for Employer and Subsidiary pursuant to which he will acquire unique knowledge of the operations and business of Employer and Subsidiary and, as such, will not be engaged in a common calling. During the existence of Employee's employment by Employer and Subsidiary hereunder and, if the employment of Employee is terminated by Employer for any reason pursuant to
Section 6.2 or Section 6.4, or Employee voluntarily terminates his employment, for a period of one year from the date on which he shall cease to be employed by Employer or Subsidiary, Employee shall not, acting alone or in conjunction with others, directly or indirectly, and whether as principal, agent, officer, director, partner, employee, consultant, broker, dealer or otherwise, in any of the Business Territories (as defined below), engage in any business in competition with the business conducted by Employer, Subsidiary or any subsidiary of Employer or Subsidiary, whether for his own account or otherwise, or solicit, canvass or accept any business or transaction for or from any other company or business in competition with such business of Employer or Subsidiary in any of the Business Territories. For purposes hereof, the term "Business Territories" means the geographical regions within the geographic borders of each State in which Employer or Subsidiary is doing business during the term of this Agreement and (in the case of post-employment non-competition obligations) at the date of the termination of Employee's employment with Employer and Subsidiary and any State in which Employer had reasonable prospects of engaging in business during the noncompetition period following termination of employment.

        8.2. It is the desire and intent of the parties that the provisions of
Section 8.1 shall be enforced to the fullest extent permissible under the laws and public policies of the State of Texas. Accordingly, if any particular portion of Section 8.1 shall be adjudicated to be invalid or unenforceable,
Section 8.1 shall be deemed amended to (i) reform the particular portion to provide for such maximum restrictions as will be valid and enforceable or if that is not possible, then (ii) delete therefrom the portion thus adjudicated to be invalid or unenforceable.

8A.     Change in Control

        8A.1 Notwithstanding anything to the contrary otherwise provided herein, if a "change in control" (as defined below) of Employer occurs and within twelve
(12) months from the date of such "change in control," Employee voluntarily terminates the employment relationship under this Agreement by giving ninety
(90) days' written notice to Employer and Subsidiary under Section 6.1 hereof or within such twelve (12) month period Employer or Subsidiary terminates

Employee's employment without "due cause" pursuant to Section 6.4, then Employee, even though no longer employed by Employer, shall be entitled to earned and vested bonuses at the date of termination plus a payment in the amount of the remainder of Employee's current year's salary (undiscounted) plus the present value (employing a discount of 8%) of two additional years' salary, based on the salary in effect immediately prior to the "change in control," payable at the option of the Employee in either a lump sum within 30 days after the date of termination or annually over a three-year period. For purposes of this Section 8A.1, the term "salary" shall mean the sum of (i) the annual rate of compensation provided to Employee under Section 2.1 hereof immediately prior to the "change in control," plus (ii) the average annual cash bonuses or other cash incentive compensation paid to Employee by Employer for the three years in the three year period immediately preceding the year in which there shall occur a "change in control." Employee's right to exercise stock options and Employee's rights in other stock plans, if any, shall remain governed by the terms and conditions of the appropriate stock plan. "Change in control" shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), becomes the beneficial owner, directly or indirectly, of securities of Employer representing 30% or more of the combined voting power of Employer's then outstanding securities, (ii) during any period of 12 months, individuals who at the beginning of such period constitute the Board of Directors of Employer cease for any reason to constitute a majority thereof unless the election, or the nomination for election by Employer's stockholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period, or (iii) a person (as defined in clause (i) above) acquires (or, during the 12-month period ending on the date of the most recent acquisition by such person or group of persons has acquired) gross assets of Employer that have an aggregate fair market value greater than or equal to over 50% of the fair market value of all of the gross assets of Employer immediately prior to such acquisition or acquisitions.

        8A.2 Notwithstanding any other provision of this Agreement, if (a) there is a change in the ownership or effective control of Employer or in the ownership of a substantial portion of the assets of Employer [within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code (the "Code")], and (b) the payments otherwise to be made pursuant to Section 8A.1 and any other payments or benefits otherwise to be paid to Employee in the nature of compensation to be received by or for the benefit of Employee and contingent upon such event (the "Termination Payments") would create an "excess parachute payment" within the meaning of Section 280G of the Code, then Employer shall make the Termination Payments in substantially equal installments, the first installment being due within thirty days after the date of termination and each subsequent installment being due on January 31 of each year, such that the aggregate present value of all Termination Payments, whether pursuant to this Agreement or otherwise, will be as close as possible to, but not exceed, 299% of the Employee's base amount, within the meaning of Section 280G.

9.      Obligations to Refrain From Competing Unfairly:

        9.1. In addition to the other obligations agreed to by Employee in this Agreement, Employee agrees that during his employment with Employer or Subsidiary and following the termination of his employment by Employer and Subsidiary he shall not at any time, directly or indirectly, (a) induce, entice, or solicit any employee of Employer or Subsidiary to leave his employment, or engage in any discussions or communications with any employee of Employer or Subsidiary concerning such employee's employment or the possibility of such employee's leaving his employment or (b) contact, communicate or solicit any customer of Employer or Subsidiary derived from any customer list, customer lead, mail, printed matter or other information secured from Employer, Subsidiary or their present or past employees, or (c) in any other manner use any customer lists or customer leads, mail, telephone numbers, printed material or material of Employer or Subsidiary relating thereto.

10.     Miscellaneous:

        10.1. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when mailed by registered mail or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

        If to Employer or Subsidiary, then notice must be given to:

        AmeriCredit Corp.
        200 Bailey Avenue
        Fort Worth, Texas  76107
        Attention:  Daniel E. Berce
                    Vice Chairman and Chief Financial Officer

        If to Employee, to:

        Chris A. Choate
        2241 W. Magnolia Ave.
        Fort Worth, Texas  76110

or to such other names or addresses as Employer, Subsidiary or Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section 10.1.

        10.2. This Agreement shall be binding upon and inure to the benefit of Employer, its successors, legal representatives and assigns, and upon Employee, his heirs, executors, administrators, representatives and assigns. Employee agrees that his rights and obligations hereunder are personal to him and may not be assigned without the express written consent of Employer and Subsidiary.

        10.3. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of Employer or Subsidiary or by any written agreement unless signed by an officer of Employer who is expressly authorized by Employer to execute such document.

        10.4. (a) If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

              (b) Without intending to limit the remedies available to Employer or Subsidiary, it is mutually understood and agreed that Employee's services are of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and, therefore, in the event of a breach by Employee, Employer shall be entitled to equitable relief by way of injunction or otherwise.

              (c) Employee acknowledges that Sections 4, 8 and 9 are expressly for the benefit of Employer and Subsidiary, that Employer and Subsidiary would be irreparably injured by a violation of Section 4, 8 and/or 9 and that Employer or Subsidiary would have no adequate remedy at law in the event of such violation. Therefore, Employee acknowledges and agrees that injunctive relief, specific performance or any other appropriate equitable remedy (without any bond or other security being required) are appropriate remedies to enforce compliance by Employer with Section 4, Section 8 and Section 9.

        10.5. Employee acknowledges that, from time to time, Employer or Subsidiary may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of Employer or Subsidiary may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of Employer or Subsidiary (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature shall be construed to modify this Agreement or to create express or implied obligations of any nature to Employee.

        10.6. The laws of the State of Texas will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof, and Employer and Employee agree that the state and federal courts situated in Tarrant County, Texas shall have personal jurisdiction over Employer and Employee to hear all disputes arising under this Agreement. This Agreement is to be at least partially performed in Tarrant County, Texas, and, as such, Employer and Employee agree that venue shall be proper with the state or federal courts in Tarrant County, Texas to hear such disputes. In the event either Employer or Employee is not able to effect service of process upon the other with respect to such disputes, Employer and Employee expressly agree that the Secretary of State for the State of Texas shall be an agent of Employer and/or the Employee to receive service of process on behalf of Employer and/or the Employee with respect to such disputes.

11.     Additional Instruments:

        Employee and Employer shall execute and deliver any and all additional instruments and agreements that may be necessary or proper to carry out the purposes of this Agreement.

        IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.

                                         AmeriCredit Corp.


                                         By:
                                             ----------------------------------
                                             Daniel E. Berce
                                             Vice Chairman and Chief Financial
                                             Officer


                                         EMPLOYEE


                                         By:
                                             ----------------------------------
                                             Chris A. Choate

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT NO. 1, dated as of July 1, 1998, is made and entered into by and between AmeriCredit Corp., a Texas corporation having an office at 200 Bailey Avenue, Fort Worth, Texas 76107 (hereinafter referred to as "Employer"), and Chris A. Choate, an executive employee of Employer (hereinafter referred to as "Executive").

        WHEREAS, Employer and Executive have previously entered into that certain Employment Agreement dated as of July 1, 1997 (the "Employment Agreement").

        WHEREAS, Employer and Executive desire to amend the Employment Agreement to make certain provisions thereof consistent with the terms of employment agreements existing between Employer and certain other executives employed by Employer.

        NOW, THEREFORE, in consideration of Executive's continued employment by Employer and the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Employer and Executive intend by this Amendment No. 1 to modify and amend the Employment Agreement as herein provided.

        1. Amendment to Section 8.1 - "Employee's Non-Competition Obligation." The second sentence of Section 8.1 is hereby amended to read in its entirety as follows:

        During the existence of Employee's employment by Employer and Subsidiary hereunder and, if the employment of Employee is terminated by Employer for any reason pursuant to Section 6.2 or Employee voluntarily terminates his employment (unless such voluntary termination occurs within twelve months after a "change in control," as defined in Section 8A.1 hereof), for a period of one year from the date on which he shall cease to be employed by Employer or Subsidiary, Employee shall not, acting alone or in conjunction with others, directly or indirectly, and whether as principal, agent, officer, director, partner, employee, consultant, broker, dealer or otherwise, in any of the Business Territories (as defined below), engage in any business in competition with the business conducted by Employer, Subsidiary or any subsidiary of Employer or Subsidiary, whether for his own account or otherwise, or solicit, canvass or accept any business or transaction for or from any other company or business in competition with such business of Employer or Subsidiary in any of the Business Territories.

        2. Effect of Amendments; Enforceability of Employment Agreement. This Amendment No. 1 replaces all previous agreements and discussions relating to the same or similar subject matters between Executive and Employer with respect to the subject matter of this Amendment No. 1. Except as otherwise expressly and specifically amended or modified by this Amendment No. 1, the terms and provisions of the Employment Agreement shall continue in full force and effect on and after the date hereof.

        IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.

                                         AMERICREDIT CORP.


                                         By:
                                             ----------------------------------
                                             Daniel E. Berce, Vice Chairman and
                                             Chief Financial Officer


                                         EXECUTIVE:


                                         --------------------------------------
                                         Chris A. Choate